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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in this Registration Statement of ZERO Corporation on Form S-8 of our reports dated May 10, 1993 appearing in and incorporated by reference in the Annual Report on Form 10-K of ZERO Corporation for the year ended March 31, 1993.


DELOITTE & TOUCHE

Los Angeles, California
May 23, 1994

                                  EXHIBIT 23